UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 12, 2014
Date of Report (Date of earliest event reported)

Homie Recipes, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-183310	45-5589664
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

112 North Curry Street
Carson City, Nevada 89703
(Address of Principal Executive Offices)

(775) 321-8225
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1   REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02      Termination of a Material Definitive Agreement.

On February 12, 2014, the Agreement and Plan of Merger (the “Merger Agreement”) by and among Homie Recipes, Inc., a Nevada corporation (the “Company”), Synergy Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Synergy Strips Corp., a Delaware corporation was terminated upon the mutual agreement of the parties thereto upon the expiration of the termination date as mentioned therein.   Other than in connection with the Merger Agreement and the parent-subsidiary relationship between the Company and Merger Sub, there were no material relationships between the Company and the other parties to the Merger Agreement.  No penalties were incurred by the Company in connection with the termination of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMIE RECIPES, INC. a Nevada corporation

Dated: February 12, 2014	By:	/s/ Jose Mari C. Chin
Jose Mari C. Chin Chief Executive Officer